Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information contact:
Wendy L. Simpson
Pam Kessler
(805) 981-8655

LTC REPORTS 2018 FOURTH QUARTER RESULTS

AND DISCUSSES RECENT INVESTMENT ACTIVITY

WESTLAKE VILLAGE, CALIFORNIA, February 28, 2019— LTC Properties, Inc. (NYSE: LTC), a real estate investment trust that primarily invests in seniors housing and health care properties, today announced operating results for its fourth quarter ended December 31, 2018.

Net income available to common stockholders was $30.6 million, or $0.77 per diluted share, for the 2018 fourth quarter, compared with $19.8 million, or $0.50 per diluted share, for the same period in 2017. The improvement was primarily due to a net gain on sale of $8.0 million in 2018, compared with a net loss of $1.2 million in 2017, one-time non-recurring income of $3.1 million related to the write-off of a contingent lease incentive and related earn-out liability, higher rental and interest income resulting from acquisitions, mortgage loan originations, and higher income from unconsolidated joint ventures and mezzanine loans, partially offset by a reduction in rental income resulting from properties sold in 2018 and the non-payment of December rent by Senior Care Centers, LLC (“Senior Care”) as a result of their bankruptcy filing.

Funds from Operations (“FFO”) was $32.1 million for the 2018 fourth quarter, compared with $30.4 million for the comparable 2017 period. FFO per diluted common share was $0.81 and $0.77 for the quarters ended December 31, 2018 and 2017, respectively. Excluding the $3.1 million non-recurring income in the fourth quarter of 2018, FFO decreased $1.4 million compared with the fourth quarter of 2017 due to the non-payment of December rent by Senior Care.

During the fourth quarter of 2018, LTC sold two skilled nursing centers with a total of 169 beds in Florida and Georgia for an aggregate of $10.5 million.

Subsequent to December 31, 2018, and as announced in January, LTC entered into a a real estate joint venture which acquired an operational 74-unit assisted living and memory care community for approximately $17.0 million. LTC’s economic interest in the real estate joint venture is approximately 95%. The initial cash lease rate is 7.4% with a 10-year lease term.

Conference Call Information

LTC will conduct a conference call on Friday, March 1, 2019, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time), to provide commentary on its performance and operating results for the quarter ended December 31, 2018. The conference call is accessible by telephone and the internet. Telephone access will be available by dialing 877-510-2862 (domestically) or 412-902-4134 (internationally). To participate in the webcast, go to LTC’s website at www.LTCreit.com 15 minutes before the call to download the necessary software.

An audio replay of the conference call will be available from March 1 through March 15, 2019 and may be accessed by dialing 877-344-7529 (domestically) or 412-317-0088 (internationally) and entering conference number 10128164. Additionally, an audio archive will be available on LTC’s website on the “Presentations” page of the “Investor Information” section, which is under the “Investors” tab. LTC’s earnings release and supplemental information package for the current period will be available on its website on the “Press Releases” and “Presentations” pages, respectively, of the “Investor Information” section which is under the “Investors” tab.

About LTC

LTC is a real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leasebacks, mortgage financing, joint-ventures and structured finance solutions including preferred equity and mezzanine lending. LTC holds more than 200 investments in 28 states with 30 operating partners. The portfolio is comprised of approximately 50% seniors housing and 50% skilled nursing properties. Learn more at www.LTCreit.com.

Forward Looking Statements

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. Please see LTC’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, and its other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and LTC assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

(financial tables follow)

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(unaudited)		(audited)
Revenues:
Rental income	$32,759	$34,124	$135,405	$137,657
Interest income from mortgage loans	7,290	6,719	28,200	26,769
Interest and other income	3,538	886	5,040	3,639
Total revenues	43,587	41,729	168,645	168,065

Expenses:
Interest expense	7,215	7,683	30,196	29,949
Depreciation and amortization	9,396	9,424	37,555	37,610
Impairment charges	—	—	—	1,880
Provision (recovery) for doubtful accounts	11	(67)	87	(206)
Transaction costs	65	—	84	56
General and administrative expenses	4,801	4,243	19,193	17,513
Total expenses	21,488	21,283	87,115	86,802

Other operating income:
Gain (loss) on sale of real estate, net	7,984	(1,240)	70,682	3,814
Operating income	30,083	19,206	152,212	85,077
Income from unconsolidated joint ventures	761	628	2,864	2,263
Net income	30,844	19,834	155,076	87,340
Income allocated to non-controlling interests	(78)	—	(95)	—
Net income attributable to LTC Properties, Inc.	30,766	19,834	154,981	87,340
Income allocated to participating securities	(121)	(81)	(625)	(362)
Net income available to common stockholders	$30,645	$19,753	$154,356	$86,978

Earnings per common share:
Basic	$0.78	$0.50	$3.91	$2.21
Diluted	$0.77	$0.50	$3.89	$2.20

Weighted average shares used to calculate earnings per common share:
Basic	39,501	39,429	39,477	39,409
Diluted	39,864	39,645	39,839	39,637

Dividends declared and paid per common share	$0.57	$0.57	$2.28	$2.28

Supplemental Reporting Measures

FFO and Funds Available for Distribution (“FAD”) are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO and FAD as supplemental measures of operating performance. The Company believes FFO and FAD are helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO and FAD facilitate like comparisons of operating performance between periods. Occasionally, the Company may exclude non-recurring items from FFO and FAD in order to allow investors, analysts and our management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs.

We define FAD as FFO excluding the effects of non-cash income, such as straight-line rent, amortization of lease inducement, effective interest income, and deferred income from unconsolidated joint ventures, and non-cash expense, such as non-cash compensation charges, capitalized interest and non-cash interest charges. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

While the Company uses FFO and FAD as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO, AFFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2018		2017	2018		2017
GAAP net income available to common stockholders	$30,645		$19,753	$154,356		$86,978
Add: Depreciation and amortization	9,396		9,424	37,555		37,610
Add: Impairment charges	—		—	—		1,880
Less: (Gain) loss on sale of real estate, net	(7,984)		1,240	(70,682)		(3,814)
NAREIT FFO attributable to common stockholders	32,057		30,417	121,229		122,654

Less: Non-recurring income	(3,074	)(1)	—	(3,074	)(1)	(842	)(1)
FFO attributable to common stockholders excluding non-recurring income (1)	28,983		30,417	118,155		121,812

Less: Non-cash rental income	(480)		(2,804)	(7,458)		(8,485)
Less: Effective interest income from mortgage loans	(1,438)		(1,398)	(5,703)		(5,500)
Less: Deferred income from unconsolidated joint ventures	(15)		(36)	(108)		(177)
Add: Non-cash compensation charges	1,486		1,282	5,870		5,249
Add: Non-cash interest related to earn-out liabilities	—		126	377		602
Less: Capitalized interest	(398)		(281)	(1,248)		(908)
Funds available for distribution (FAD)	$28,138		$27,306	$109,885		$112,593

(1) Represents net write-off of a contingent lease incentive and related earn-out liability.

NAREIT Basic FFO attributable to common stockholders per share	$0.81	$0.77	$3.07	$3.11
NAREIT Diluted FFO attributable to common stockholders per share	$0.81	$0.77	$3.06	$3.10

NAREIT Diluted FFO attributable to common stockholders	$32,178	$30,498	$121,854	$123,016
Weighted average shares used to calculate NAREIT diluted FFO per share attributable to common stockholders	39,864	39,645	39,839	39,637

Diluted FFO attributable to common stockholders, excluding non-recurring income	$29,104	$30,498	$118,780	$122,174
Weighted average shares used to calculate diluted FFO per share attributable to common stockholders, excluding non-recurring income	39,864	39,645	39,839	39,637

Diluted FAD	$28,259	$27,387	$110,510	$112,113
Weighted average shares used to calculate diluted FAD per share	39,864	39,645	39,839	39,637

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except per share)

	December 31, 2018	December 31, 2017
	(audited)	(audited)
ASSETS
Investments:
Land	$125,358	$124,041
Buildings and improvements	1,290,352	1,262,335
Accumulated depreciation and amortization	(312,959)	(304,117)
Operating real estate property, net	1,102,751	1,082,259
Properties held-for-sale, net of accumulated depreciation: 2018—$1,916; 2017—$1,916	3,830	3,830
Real property investments, net	1,106,581	1,086,089
Mortgage loans receivable, net of loan loss reserve: 2018—$2,447; 2017—$2,255	242,939	223,907
Real estate investments, net	1,349,520	1,309,996
Notes receivable, net of loan loss reserve: 2018—$128; 2017—$166	12,715	16,402
Investments in unconsolidated joint ventures	30,615	29,898
Investments, net	1,392,850	1,356,296

Other assets:
Cash and cash equivalents	2,656	5,213
Restricted cash	2,108	—
Debt issue costs related to bank borrowings	2,989	810
Interest receivable	20,732	15,050
Straight-line rent receivable, net of allowance for doubtful accounts: 2018—$746; 2017—$814	73,857	64,490
Lease incentives	14,443	21,481
Prepaid expenses and other assets	3,985	2,230
Total assets	$1,513,620	$1,465,570

LIABILITIES
Bank borrowings	$112,000	$96,500
Senior unsecured notes, net of debt issue costs: 2018—$938; 2017—$1,131	533,029	571,002
Accrued interest	4,180	5,276
Accrued incentives and earn-outs	—	8,916
Accrued expenses and other liabilities	31,440	25,228
Total liabilities	680,649	706,922

EQUITY
Stockholders’ equity:
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2018—39,657; 2017—39,570	397	396
Capital in excess of par value	862,712	856,992
Cumulative net income	1,255,764	1,100,783
Cumulative distributions	(1,293,383)	(1,203,011)
Total LTC Properties, Inc. stockholders’ equity	825,490	755,160
Non-controlling interests	7,481	3,488
Total equity	832,971	758,648
Total liabilities and equity	$1,513,620	$1,465,570